CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the captions of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 188 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated February 26, 2021 with respect to the financial statements and financial highlights of USAA 500 Index Fund, USAA Extended Market Index Fund, USAA Global Managed Volatility Fund, USAA Nasdaq-100 Index Fund, USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund, USAA Target Retirement 2050 Fund, USAA Target Retirement 2060 Fund, USAA Target Retirement Income Fund, and USAA Ultra Short-Term Bond Fund (each a series of USAA Mutual Funds Trust) for the year ended December 31, 2020 included in the Annual Report (Form N-CSR) for 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

April 29, 2021